UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 1, 2005

Date of Report (Date of earliest event reported)

HAGGAR CORP.

(Exact name of registrant as specified in its charter)

NEVADA	0-20850	75-2187001
(State or other	(Commission File Number)	(I.R.S. Employer Identification
jurisdiction of incorporation)		Number)

11511 Luna Road
Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

(214) 352-8481

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement.

Frank D. Bracken, President and Chief Operating Officer of Haggar Corp., a Nevada corporation (the “Company”), entered into an Agreement to Terminate Participation, dated as of November 1, 2005, with the Company and Texas Clothing Holding Corp., which sets forth the terms under which Mr. Bracken will terminate his participation in the Haggar Corp. Supplemental Executive Retirement Plan (the “SERP”).  The SERP and Mr. Bracken’s participation agreement under the SERP were amended to provide that 100% of the present value of Mr. Bracken’s benefit will be paid in a single lump sum as soon as administratively feasible following the Merger (as defined below).  The amendment also eliminates the 10% forfeiture previously applicable to lump sum payments to Mr. Bracken from the SERP.  Payment to Mr. Bracken of his entire SERP benefit upon the Merger will eliminate the obligation of the Company to pay into the grantor trust established to secure benefits under the SERP (the “Trust”) an amount equal to 110% of the present value of Mr. Bracken’s accrued SERP benefit that is not paid in connection with a change in control.  The Trust was also amended to reflect the elimination of the Company’s obligation to so fund the trust.

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

The disclosure set forth in Item 5.01 is hereby incorporated by reference.

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company’s common stock will be delisted from The NASDAQ National Market as of the close of trading on November 1, 2005.  The Company will file a Form 15 with the Securities and Exchange Commission to terminate the registration of its common stock on November 1, 2005.

Item 3.03                                             Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger was canceled and automatically converted into the right to receive $29.00 in cash, without interest.

Item 5.01                                             Changes in Control of Registrant.

On August 31, 2005, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Texas Clothing Holding Corp., a Delaware corporation (“Parent”), and Nevada Clothing Acquisition Corp., a Nevada corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”).  Parent and Merger Sub are entities affiliated with an investor group consisting of Infinity Associates LLC, Perseus, L.L.C. (through an affiliate) and Grand Wealth Group Limited.

On November 1, 2005, pursuant to the terms of the Merger Agreement, Parent consummated the acquisition of the Company through the merger of Merger Sub with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”).  As a result of the Merger, all of the Company’s issued and outstanding capital stock is now owned by Parent.  Former stockholders of the Company are entitled to receive $29.00 in cash, without interest, in exchange for each share of Company common stock they own.

A copy of the press release issued by the Company on November 1, 2005 announcing the consummation of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                           Press release dated November 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAGGAR CORP.

By:	/s/ John W. Feray
Name:	John W. Feray
Title:	Chief Accounting Officer

Date:	November 1, 2005